UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

TechTeam Global, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

TechTeam Global, Inc., a Delaware corporation (“TechTeam Global” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) with respect to the solicitation of proxies from its stockholders in connection with a Special Meeting of Stockholders and at any and all adjournments, postponements, continuations or reschedulings thereof (the “Special Meeting”) to be held to approve and adopt a Stock Purchase Agreement, dated as of June 3, 2010 (the “Stock Purchase Agreement”), by and among TechTeam Global, Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs Engineering”), and Jacobs Technology Inc., a Tennessee corporation and a wholly owned subsidiary of Jacobs Engineering (“Jacobs Technology”), pursuant to which Jacobs Technology would acquire 100% of the shares of capital stock (such sale, including without limitation such other transactions as are contemplated by the Stock Purchase Agreement, collectively, the “Transaction”) of TechTeam Government Solutions, Inc., a Virginia corporation and a wholly-owned subsidiary of TechTeam Global (“TTGSI”), which is TechTeam Global’s government solutions subsidiary.  TechTeam Global has not yet filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies to be used at the Special Meeting.

Email to Customers of TTGSI

On June 7, 2010, David Kriegman, President of TTGSI, sent an email to customers of TTGSI (“Customer Email”).  A copy of the contents of the Customer Email is attached hereto as Exhibit 1 and is incorporated by reference herein. Any description contained herein of the contents of the Customer Email is qualified in its entirety by reference to the complete text of the contents of the Customer Email attached hereto.

Important Information

TechTeam Global plans to file with the SEC a proxy statement and other relevant materials in connection with the proposed sale of TTGSI. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TTGSI OR THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE OF TTGSI AND THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.

TechTeam Global, Jacobs Engineering, and their respective directors and executive officers, and certain other employees of TechTeam Global and Jacobs Engineering, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of TTGSI, and the other matters to be brought at the special meeting of TechTeam Global stockholders to which the proxy statement will relate. Information regarding TechTeam Global’s directors and executive officers and their ownership of TechTeam Global’s shares is contained in TechTeam Global’s annual report on Form 10-K for the year ended December 31, 2009 and its proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and is supplemented by other public filings made, and to be made, with the SEC.  Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering Group Inc. and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above. A more complete description will be available in the proxy statement to be filed in connection with the proposed sale of TTGSI.  TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above.

Exhibit 1

Email from David A. Kriegman to TTGSI Customers

Dear [customer]:

As an important customer, I am sending you this note to inform you of an exciting development at our company.  As you know, TechTeam Government Solutions, Inc. is a wholly-owned subsidiary of TechTeam Global.  TechTeam Global has announced that they have entered into a definitive agreement to sell TechTeam Government Solutions, Inc. to Jacobs Engineering, one of the world's largest and most diverse providers of technical, professional, and construction services.  The sale of TTGSI is subject to approval of the stockholders of TechTeam Global. If approved by stockholders, we anticipate that the sale will close in the third quarter of 2010.

This sale is beneficial to TechTeam Government Solutions, our employees, and our customers.  We will be a part of Jacobs Technology, a division of Jacobs Engineering that is focused on providing technology services to the U.S. Government.  Its mission, customer base, processes, and culture closing align with those of TechTeam Government Solutions.  Jacobs Technology is a $1B subsidiary of the $11B Jacobs Engineering Group Inc.  As part of a large government services provider, we will have access to additional resources to support both customers and employees.
As an operating unit within a larger and more focused government contractor, I can assure you that our driving force remains a commitment to quality work and customer success.  As the General Manager of this business unit, I pledge my personal commitment to provide the talent and resources to support you in whatever way is necessary to ensure your success.

I look forward to meeting with you to explain more about Jacobs Technology and how this merger will  benefit our customers and employees.

Sincerely,

David A. Kriegman